  EXHIBIT 10.4

MabVax Therapeutics Holdings, Inc.
11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
Phone: (858) 259-9405

May 22, 2017

Re: Letter Agreement

MabVax Therapeutics Holdings, Inc. (the “Company”) and the undersigned hereby agree pursuant to this agreement (this “Letter Agreement”) that:

A.
 Inducement Shares

The undersigned, upon delivery to the Company of suitable evidence acceptable to the Company of the undersigned’s investment in the Company’s August 2016 public offering and an investment into the Company’s May 2017 public offering (the “Offering”) of at least 50% of the undersigned’s August 2016 investment (the “Minimum Required Investment”), shall be entitled to receive its pro rata share, along with the other August 2016 investors who invested in the Offering, of 2.61 million shares of common stock (the “Inducement Common Shares”) provided, however, that if the undersigned beneficially owns or as a result of any purchases in the Offering or issuances of the Inducement Common Shares or otherwise will beneficially own 5% or more of the common stock of the Company, the undersigned may elect to receive shares of the Company’s preferred stock containing “beneficial ownership blocker” provisions and a liquidation preference equal to the par value thereof (the “Inducement Preferred Shares” and, together with the Inducement Common Shares, the “Inducement Shares”) to be issued by the Company convertible into the pro rata portion of the Inducement Shares the undersigned would otherwise receive. The Company shall issue the Inducement Shares as restricted securities, unless in the opinion of counsel to the Company such shares are deemed to be registered under the Securities Act of 1933, as amended (the “Act”) and if not so registered shall within 30 days of issuance file a registration statement under the Act with respect to the Inducement Common Shares and the common stock underlying the Inducement Preferred Shares, and shall issue such shares within five (5) business days of closing of the Offering during which time the undersigned may instruct the Company to issue Inducement Preferred Shares. No Inducement Shares shall be required to be issued or issued to the undersigned if the undersigned, in connection with the 2017 Offering, does not invest at least 50% of such undersigned’s investment in the August 2016 Offering or does not hold on the date of the Offering 100% of the shares of common stock or Series F Preferred Stock acquired in the August 2016 offering.

In the event the undersigned elects to receive Inducement Preferred Shares, the Inducement Preferred Shares shall be entitled to a per share preferential payment equal to the par value of $0.01 per share. In the event of a liquidation, dissolution or winding up of the Company, each share of Inducement Preferred Shares will be entitled to a per share preferential payment equal to the par value of $0.01 per share.

B.
Warrant Cancellation.

The undersigned, if the undersigned still owns 100% of the common stock or preferred stock purchased in the August 2016 financing and invests the Minimum Required Investment in the Offering, agrees to the cancellation of the warrants issued to it in the August 2016 financing that are exercisable at prices of $5.55 and $6.29.

C.
Warrant Amendment.

The undersigned, if the undersigned invested in the Company’s April 2015 private offering, invested at least 25% of its original investment from the April 2015 private offering in the Offering and still hold 100% of its common stock or Series E Preferred Stock from the April 2015 private offering, agrees to amend the warrants issued to it in the April 2015 financing to lower the exercise price from $11.10 per share to $2.00 per share and remove the cashless exercise provision.

This Letter Agreement shall be governed by the laws of the state of New York, without giving effect to any conflict of laws provision, and may not be amended other than through a written agreement executed by the Company and the undersigned.

 MabVax Therapeutics Holdings, Inc.

By: ________________________
Name:
Title:

By:  ________________________
Name:
Title: